                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                            -----------------------

                                  FORM 8-K/A


                                CURRENT REPORT
    Pursuant To Section 13 OR 15(d) of the Securities Exchange Act of 1934


   Date of Report (date of earliest event reported) September 30, 1999
                                                    ------------------

                          AVERY COMMUNICATIONS, INC.
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


        DELAWARE                          000-27095              12-2227079
--------------------------------------------------------------------------------
 (State or other jurisdiction          (Commission File        (IRS Employer
      of incorporation)                    Number)           Identification No.)


         190 South LaSalle Street,
               Suite 1710
               Chicago, IL                                   60603
--------------------------------------------------------------------------------
     (Address of Principal executive offices)              (Zip Code)


   Registrant's telephone number, including area code       (312) 419-0077
                                                      --------------------------


                                      N/A
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 2. Acquisitions and Dispositions of Assets

     Item 2 is amended to read in its entirety as follows: In March 1999, Avery entered into a merger agreement with Primal Systems, Inc. and the principal shareholders of Primal. Primal is a privately held software development corporation that designs, develops and supports an integrated suite of client/server and browser-based software solutions focusing on customer acquisition and retention, as well as customer care and billing, in the telecommunications and Internet industries primarily utilizing decision support software and Internet technologies.

     Following the close of business on September 30, 1999, the transaction was closed and Primal merged into a wholly owned subsidiary of Avery. The name of the surviving corporation was changed to Primal Solutions, Inc.

     At the time of the merger, Avery issued 3,945,175 shares of Avery's convertible preferred stock in exchange for all of the issued and outstanding shares of Primal. Of this amount, 2,000,000 shares will be held in escrow to satisfy the indemnification obligations of the principal shareholders of Primal under the merger agreement. Any shares not returned to Avery under these indemnification provisions will be released to Primal's shareholders based upon the consolidated operating performance of Primal and Primal's wholly owned subsidiary, Primal Billing Solutions, from August 1, 1999, through July 31, 2000.

     The Primal shareholders may also receive up to a maximum 4,000,000 additional shares of Avery convertible preferred stock as additional consideration for the merger based on the consolidated operating performance of Primal and Primal Billing Solutions from August 1, 1999, through July 31, 2000.

     The shares of convertible preferred stock issued and issuable by Avery are convertible into Avery common stock on a one-for-one basis.

     The consolidated operating performance of Primal and Primal Billing Solutions will be based upon the consolidated revenues and actual operating losses of Primal and Primal Billing Solutions during the period from August 1, 1999, through July 31, 2000. To receive the minimum additional shares under the merger agreement, Primal and Primal Billing Solutions must have consolidated revenues during this period of at least $6,660,000. To receive the maximum number of shares under the merger agreement, Primal and Primal Billing Solutions must have consolidated revenues during this period of at least $15,540,000. There are eight revenue and operating loss thresholds between the minimum and maximum thresholds that provide for the release of a pro rata number of shares between the minimum and maximum amounts. The number of shares are subject to reduction in each case if the actual consolidated operating loss of Primal and Primal Billing Solutions for such period exceeds the consolidated operating loss specified in the merger agreement for the applicable consolidated revenue amount.

     In addition, the principal shareholders of Primal will have the right during September and October 2000 to require Avery to repurchase up to 1,550,000 shares of Avery common stock issued upon the conversion of the Avery preferred stock received in the merger for the purchase price of $2.50 per share if Primal and Primal Billing Solutions have consolidated gross revenues of at least $8,325,000 and their consolidated operating loss does not exceed $1,082,000 during the period beginning August 1, 1999, and ending July 31, 2000. Assuming that Mark J. Nielsen is still employed by Avery on August 15, 2000, the number of shares required to be repurchased will be reduced by the total number of shares received by Mr. Nielsen in the Primal merger, which would reduce the repurchase obligation to a minimum of 890,126 shares and a maximum of 1,229,107 shares.

     At the time of the merger, Avery entered into employment agreements with the principals of Primal and entered into an agreement to register the underlying shares of Avery common stock into which the Avery convertible preferred stock is convertible.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial statements of business acquired.

    Report of Independent Auditors

    Balance Sheets as of December 31, 1997, 1998 and September 30, 1999.

    Statements of Operations for the years ended December 31, 1997 and 1998 and for the nine months ended September 30, 1998 and 1999

    Statements of Capital Deficiency for the years ended December 31, 1997 and 1998 and nine months ended September 30, 1999

    Statements of Cash Flows for the years ended December 31, 1997 and 1998 and for the nine months ended September 30, 1998 and 1999

    Notes to Financial Statements

Primal Systems, Inc.

Financial Statements for the Years
Ended December 31, 1997 and 1998,
and Independent Auditors' Report

INDEPENDENT AUDITORS' REPORT


The Board of Directors and Stockholders
Primal Systems, Inc.


We have audited the balance sheets of Primal Systems, Inc. (the Company) as of December 31, 1997 and 1998, and the related statements of operations, capital deficiency and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company at December 31, 1997 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


Deloitte & Touche LLP
November 17, 1999
Costa Mesa, California

PRIMAL SYSTEMS, INC.

BALANCE SHEETS
------------------------------------------------------------------------------

                                                                             December 31,               September 30,
                                                                   ------------------------------
                                                                         1997            1998               1999
                                                                                                         (unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents                                          $   41,040        $ 28,375          $  401,081
Accounts and notes receivable, net of allowance
  for doubtful accounts of $4,308 (1997), $6,261 (1998),
  and $71,609 (1999)                                                  104,508         177,414           2,423,756
Prepaid expenses and other current assets                              13,344          35,029             188,822
                                                                   ----------        --------          ----------

    Total current assets                                              158,892         240,818           3,013,659

PROPERTY AND EQUIPMENT, net (Note 2)                                   53,079          42,149           1,310,851

OTHER ASSETS                                                            1,206           1,553              41,800
                                                                   ----------        --------          ----------

                                                                   $  213,177        $284,520          $4,366,310
                                                                   ==========        ========          ==========

See accompanying notes to financial statements.

PRIMAL SYSTEMS, INC.

--------------------------------------------------------------------------------

                                                                            December 31,              September 30,
                                                                    ------------------------
                                                                        1997           1998               1999
                                                                                                       (unaudited)
LIABILITIES AND CAPITAL DEFICIENCY

CURRENT LIABILITIES:
Accounts payable                                                    $  24,721       $ 178,279          $  165,475
Accrued liabilities                                                    35,491          43,614             205,514
Accrued salaries and benefits                                          75,397          54,217             346,952
Deferred revenue                                                           --              --           2,264,610
Stockholder settlement liability (Note 4)                                  --          33,000               6,000
Current portion of Corsair loan payable (Note 9)                           --              --             119,775
Current portion of capital lease obligations (Note 3)                   9,506          11,866              37,047
                                                                    ---------       ---------          ----------

    Total current liabilities                                         145,115         320,976           3,145,373

CAPITAL LEASE OBLIGATIONS, less current
 portion (Note 3)                                                      15,402           3,633              76,613

LOAN PAYABLE TO AVERY (Notes 5 and 9)                                      --         100,000                  --

LOANS PAYABLE TO OFFICERS, net of discount
 (Note 6)                                                             144,514         165,146             115,145

LOAN PAYABLE TO CORSAIR (Note 9)                                           --              --           2,001,397
                                                                    ---------       ---------          ----------

      Total liabilities                                               305,031         589,755           5,338,528

COMMITMENTS (Notes 3 and 4)

CAPITAL DEFICIENCY:
Common stock, no par value, 50,000,000 shares authorized,
 1,636,000, 8,956,003,and 10,998,696 shares issued and
 outstanding as of December 31, 1997, 1998 and
 September 30, 1999, respectively                                       8,000          61,098              76,899
Accumulated deficit                                                   (99,854)       (366,333)         (1,049,117)
                                                                    ---------       ---------          ----------

  Net capital deficiency                                              (91,854)       (305,235)           (972,218)
                                                                    ---------       ---------          ----------

                                                                    $ 213,177       $ 284,520          $4,366,310
                                                                    =========       =========          ==========

See accompanying notes to financial statements.

PRIMAL SYSTEMS, INC

STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                                                                              Nine months ended
                                                            December 31,                        September 30,
                                                 --------------------------------       -----------------------------
                                                      1997                1998              1998              1999
                                                                                                 (unaudited)
REVENUES:
Software systems revenue                             $1,114,102        $1,458,924          $1,018,900      $1,143,034
Service revenue                                                                                             5,448,364
                                                 --------------        ----------          ----------      ----------

  Total revenue                                       1,114,102         1,458,924           1,018,900       6,591,398

COST OF REVENUES                                        644,102           782,509             603,661       2,305,266
                                                 --------------        ----------          ----------      ----------

GROSS PROFIT                                            470,000           676,415             415,239       4,286,132

OPERATING EXPENSES:
Sales and marketing                                      36,802            33,089              24,816         448,633
Depreciation and amortization                             8,942            14,257              10,693         232,512
Salaries and employee benefits                          266,408           696,092             301,558       3,266,388
General and administrative                              237,421           167,552              97,410         523,174
Research and development                                     --                --                  --         235,735
                                                 --------------        ----------          ----------      ----------

  Total costs and expenses                              549,573           910,990             434,477       4,706,442
                                                 --------------        ----------          ----------      ----------

LOSS FROM OPERATIONS                                    (79,573)         (234,575)            (19,238)       (420,310)

INTEREST AND OTHER
  EXPENSE                                                11,790            31,104              23,328         261,674
                                                 --------------        ----------          ----------      ----------

LOSS BEFORE INCOME TAXES                                (91,363)         (265,679)            (42,566)       (681,984)

INCOME TAXES (Note 7)                                       800               800                 600             800
                                                 --------------        ----------          ----------      ----------

NET LOSS                                         $      (92,163)       $ (266,479)         $  (43,166)     $ (682,784)
                                                 ==============        ==========          ==========      ==========

See accompanying notes to financial statements.

PRIMAL SYSTEMS, INC.

STATEMENTS OF CAPITAL DEFICIENCY
--------------------------------------------------------------------------------

                                                                                   Net
                                            Common stock         Accumulated     capital
                                       -----------------------
                                         Shares       Amount       deficit      deficiency
BALANCE, January 1, 1997                  1,636,000   $ 8,000   $    (7,691)    $     309

Net loss                                         --        --       (92,163)      (92,163)
                                         ----------   -------   -----------     ---------

BALANCE, December 31, 1997                1,636,000     8,000       (99,854)      (91,854)

Common stock issued to officers
  and consultants for services            7,320,003    53,098            --        53,098

Net loss                                         --        --      (266,479)     (266,479)
                                         ----------   -------   -----------     ---------

BALANCE, December 31, 1998                8,956,003    61,098      (366,333)     (305,235)

Unaudited:
  Exercise of stock options               2,042,693    15,801            --        15,801
  Net loss                                       --        --      (682,784)     (682,784)
                                         ----------   -------   -----------     ---------

BALANCE, September 30, 1999 (Unaudited)  10,998,696   $76,899   $(1,049,117)    $(972,218)
                                         ==========   =======   ===========     =========

See accompanying notes to financial statements.

PRIMAL SYSTEMS, INC.

STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                                          Nine months ended
                                                               December 31,                   September 30,
                                                        --------------------------   ----------------------------
                                                            1997         1998            1998           1999
                                                                                             (unaudited)
CASH FLOWS FROM OPERATING
  ACTIVITIES:
Net loss                                                 $ (92,163)   $ (266,479)     $ (43,166)     $ (682,784)
Adjustments to reconcile net loss to net cash
  provided by (used in) operating activities:
  Depreciation and amortization                              8,942        14,257         10,693         232,512
  Common stock issued for services                              --        53,098             --              --
  Amortization of loan payable discount                      5,306        15,070         11,303           5,300
  Changes in operating assets and liabilities,
   net of the effects of business acquisition:
      Accounts receivable                                 (104,508)      (72,906)       (83,988)        185,087
      Prepaid expenses and other current assets            (13,344)      (21,685)          (700)       (155,385)
      Other assets                                             353          (347)            --          76,613
      Accounts payable and accrued expenses                122,143       173,501         90,398         408,795
      Deferred revenue                                          --            --             --       1,095,644
                                                         ---------    ----------      ---------      ----------

        Net cash provided by (used in)
          operating activities                             (73,271)     (105,491)       (15,460)      1,165,782

CASH FLOWS FROM INVESTING ACTIVITIES -
Purchases of property and equipment                        (58,882)       (3,327)        (2,543)       (559,611)

CASH FLOWS FROM FINANCING
  ACTIVITIES:
Borrowings on long-term obligations                        184,367       100,000             --              --
Payments on long-term obligations                          (14,027)       (3,847)       (12,768)       (249,266)
Exercise of employee stock options                              --            --             --          15,801
                                                         ---------    ----------      ---------      ----------

        Net cash provided by (used in) financing
          activities                                       170,340        96,153        (12,768)       (233,465)
                                                         ---------    ----------      ---------      ----------

NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS                                          38,187       (12,665)       (30,771)        372,706

CASH AND CASH EQUIVALENTS,
  beginning of period                                        2,853        41,040         41,040          28,375
                                                         ---------    ----------      ---------      ----------

See accompanying notes to financial statements.

PRIMAL SYSTEMS, INC.

--------------------------------------------------------------------------------

                                                                                        Nine months ended
                                                            December 31,                   September 30,
                                                      -----------------------      ---------------------------
                                                          1997         1998             1998           1999
                                                                                            (unaudited)
CASH AND CASH EQUIVALENTS,
  end of period                                        $  41,040      $  28,375      $  10,269      $  401,081
                                                       =========      =========      =========      ==========
SUPPLEMENTAL DISCLOSURES OF CASH
 FLOW INFORMATION -
 Cash paid during the period for:
    Interest                                           $  15,252      $  30,412      $  22,809      $  105,050
                                                       =========      =========      =========      ==========
    Income taxes                                       $     800      $     800      $     600      $      800
                                                       =========      =========      =========      ==========

NONCASH ITEMS:
Acquisition of property through capital lease          $  46,605      $       -      $       -      $        -
                                                       =========      =========      =========      ==========
Corsair Acquisition:

    Assets acquired                                    $       -      $       -      $       -      $4,581,889
                                                       =========      =========      =========      ==========
    Liabilities assumed                                $       -      $       -      $       -      $2,343,647
                                                       =========      =========      =========      ==========
    Issuance of Loan payable to Corsair                $       -      $       -      $       -      $2,238,242
                                                       =========      =========      =========      ==========



See accompanying notes to financial statements.

PRIMAL SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.      BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

        Organization and Nature of Operations - Primal Systems, Inc. (Primal or the Company) was incorporated on June 28, 1996, to provide computer software programming, customization, program maintenance and product marketing for a variety of software languages and platforms. Subsequent to the Corsair acquisition (Note 9), Primal also designs, develops, and supports an integrated suite of client/server and browser-based software solutions focusing on customer acquisition and retention in the telecommunications industry, primarily utilizing decision support software and internet technologies.

        Unaudited Information - The information set forth in these financial statements as of September 30, 1999 and for the nine months ended September 30, 1998 and September 30, 1999 is unaudited and reflects all adjustments, consisting only of normal recurring adjustments, that, in the opinion of management, are necessary to present fairly the financial position and results of operations of the Company for the period. Results of operations for the interim periods are not necessarily indicative of the results of operations for the full fiscal year.

        Stock Split - On January 5, 1999, the Company effected a 818 for 1 stock split and increased the number of authorized shares to 50,000,000. All share, per share, and conversion amounts relating to common stock and stock options included in the accompanying financial statements and footnotes have been restated to reflect this stock split for all periods presented.

        Cash Equivalents - The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

        Property and Equipment - Property and equipment are stated at cost. Depreciation and amortization are provided on the straight-line method over the following estimated useful lives:

          Computer and office equipment          5 years
          Furniture and fixtures                 7 years
          Leasehold improvements                 Shorter of the estimated useful
                                                 life or life of the lease

        Long-Lived Assets - The Company accounts for the impairment and disposition of long-lived assets in accordance with Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of. In accordance with SFAS No. 121, long-lived assets to be held are reviewed for events or changes in circumstances which indicate that their carrying value may not be recoverable. There was no impairment of the value of such assets for the years ended December 31, 1998 or 1997.

        Software Licenses, Services and Post-Contract Customer Support - Revenues from sales of software licenses, which generally do not contain multiple elements, are recognized upon shipment of the related product if the requirements of SOP 97-2, as amended, are met. If the requirements of SOP 97-2, including evidence of an arrangement, client acceptance, a fixed or determinable fee, collectibility or

PRIMAL SYSTEMS, INC.

--------------------------------------------------------------------------------


        vendor-specific objective evidence about the value of an element are not met at the date of shipment, revenue recognition is deferred until such items are known or resolved. Revenue from service and post-contract customer support is deferred and recognized ratably over the term of the contract.

        Software Programming and Customization Services - Revenues are recognized as services are performed under the agreements.

        Software Development Costs - Costs incurred in the research and development of new software products and enhancements to existing software products are expensed as incurred until technological feasibility has been established. After technological feasibility is established, any additional costs are capitalized in accordance with SFAS No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed. Because the Company believes that its current process for developing software is essentially completed concurrently with the establishment of technological feasibility, no software development costs have been capitalized as of December 31, 1997 and 1998.

        401(k) Plan - The Company has a contributory 401(k) plan which covers substantially all employees. The Company makes no contributions to the plan.

        Income Taxes - Income taxes are recorded in accordance with SFAS No. 109, Accounting for Income Taxes. This statement requires the recognition of deferred tax assets and liabilities to reflect the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Measurement of the deferred items is based on enacted tax laws. In the event the future consequences of differences between financial reporting bases and tax bases of the Company's assets and liabilities result in a deferred tax asset, SFAS No. 109 requires an evaluation of the probability of being able to realize the future benefits indicated by such assets. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

        Stock-Based Compensation - The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees.

        Concentration of Credit Risk - The Company sells its products primarily to large commercial companies. Credit is extended based on an evaluation of the Customer's financial condition, and collateral is generally not required. The Company also evaluates its credit customers for potential credit losses.

        Fair Value of Financial Instruments - The recorded amounts of financial assets and liabilities at December 31, 1997 and 1998, approximate fair value, based on the Company's incremental borrowing rate or due to the relatively short period of time between origination of the instruments and their expected realization.

PRIMAL SYSTEMS, INC.

--------------------------------------------------------------------------------


       Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       For the year ended December 31, 1998, the Company adopted SFAS No. 130, Reporting Comprehensive Income. There was no difference between the net loss and the comprehensive net loss for the years ended December 31, 1997 and 1998.

       In June 1998, the FASB, issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, which the Company is required to adopt effective in its fiscal year 2000. SFAS No. 133 will require the Company to record all derivatives on the balance sheet at fair value. The Company does not currently engage in hedging activities but will continue to evaluate the effects of adopting SFAS No. 133. The Company will adopt SFAS No. 133 in its fiscal Year 2000.

2.     PROPERTY AND EQUIPMENT

       Property and equipment consists of the following:

                                                                    December 31,
                                                                ---------------------    September 30,
                                                                1997        1998            1999
                                                                                         (unaudited)
         Computers and office equipment                         $  50,534   $  53,141   $  1,207,488
         Furniture and fixtures                                    11,206      11,573        341,445
                                                                                              16,789
         Leasehold improvements                               -----------  ----------   ------------

                                                                   61,740      64,714      1,565,722
         Less accumulated depreciation and amortization            (8,661)    (22,565)      (254,871)
                                                               -----------  ----------   ------------

         Property and equipment, net                            $  53,079   $  42,149   $  1,310,851
                                                               ===========  ==========   ============


       Amortization of equipment purchased under capitalized lease obligations is included in depreciation expense. Maintenance and repairs are charged to expense as incurred. Renewals and improvements of a major nature are capitalized. Included in property and equipment is $46,605 of equipment under capital leases at both December 31, 1997 and 1998, and $196,656 at September 30, 1999. Accumulated depreciation related to equipment under capital leases amounted to $8,661, $22,513, and $55,506 at December 31, 1997, 1998, and September 30, 1999, respectively.

PRIMAL SYSTEMS, INC.

--------------------------------------------------------------------------------


3.      LEASE COMMITMENTS

        The Company leases office space and certain equipment under various noncancelable operating and capital leases. Future minimum lease payments required under the operating and capital leases at December 31, 1998 are as follows:

                                                                           Operating       Capital
                                                                             leases        leases
              Year ending December 31:
                          1999                                                $ 86,998     $  14,170
                          2000                                                   4,438         3,722
                          2001                                                   3,699            --
                                                                            ----------     ---------

              Total minimum lease payments                                    $ 95,135        17,892
                                                                            ==========
              Less amount representing interest                                               (2,393)
                                                                                           ---------

              Present value of minimum lease payments                                         15,499
              Less current portion at December 31, 1998                                      (11,866)
                                                                                           ---------

              Long-term obligation at December 31, 1998                                    $   3,633
                                                                                           =========


4.      STOCKHOLDER SETTLEMENT AGREEMENT

        The Company entered into a settlement agreement on December 2, 1998, with three stockholders, whereby they will receive $14,000 each to be paid in installments through September 1999. At December 31, 1998, $27,000 was included in accounts payable and accrued liabilities related to this agreement. The three stockholders can receive additional payments if annualized sales during the four-month period ending October 1999 exceed certain amounts, as defined. The additional payments are as follows:

          If annualized sales, as defined, are between $1,000,000 and $1,300,000, payment will be $2,000.
          If annualized sales, as defined, are between $1,300,000 and $1,600,000, payment will be $6,000.
          If annualized sales, as defined, are greater than $1,600,000, payment will be $12,000.

        At December 31, 1998, the Company has accrued $6,000 related to the above additional payments as required under the settlement agreement in the accompanying financial statements.

PRIMAL SYSTEMS, INC.

--------------------------------------------------------------------------------

5. LOAN PAYABLE TO AVERY

   At December 31, 1998, the Company had a note payable for $100,000 to Avery Communications, Inc. (Avery) (Note 9). The note payable is collateralized by substantially all the Company's assets and bears interest at 10%. Seven quarterly interest-only payments of $2,500 commencing March 15, 1999 through December 15, 2000, are required under the note with all remaining principal and unpaid interest due and payable on December 15, 2000. If the Company is unable to pay the balance in full by the due date, the outstanding balance will bear interest at 14% until paid in full.


6. LOANS PAYABLE TO OFFICERS

   Certain officers of the Company have advanced funds to the Company to provide working capital as needed. The notes payable aggregate to $144,514 and $165,146 at December 31, 1997 and 1998, respectively, and are net of discounts of $27,189 and $12,119 at December 31, 1997 and 1998, respectively. The notes bear interest at a interest rate of 6% per annum (effective rate at 10%). The principal and interest is payable over eight equal quarterly installments with payments due January 10, 2000 through January 10, 2002.

   Maturities of the loans payable to officers as of December 31 are as follows:

     2000                                                           $  66,474
     2001                                                              88,632
     2002                                                              22,159
     Less discount                                                    (12,119)
                                                                    ---------

                                                                    $ 165,146
                                                                    =========

7. INCOME TAXES

   At December 31, 1997 and 1998, the provision for income taxes is comprised of current state taxes of $800.

   The major reconciling items between computed "expected" tax benefits are state taxes, net of federal income tax benefit, and the change in the valuation allowance.

PRIMAL SYSTEMS, INC.

--------------------------------------------------------------------------------

   The tax effects of temporary differences used in determining the Company's deferred tax assets and liabilities at December 31, 1998, are presented below:

                                                             1997       1998
       Deferred tax assets:
        Net operating losses                               $ 48,802   $ 128,653
        Other                                                   -        39,495
        Bad debt allowance                                      -         2,744
        Accrued vacation                                        -         6,032

         Total deferred tax assets                           48,802     176,924
       Less valuation allowance                             (48,802)   (176,924)
                                                           --------   ---------

       Net deferred tax asset/liability                    $    -     $    -
                                                           ========   =========

   The valuation allowance was increased by $48,802 during 1997 and $128,122 during 1998.

   As of December 31, 1998, the Company has a net operating loss (NOL) carryforward for federal tax purposes of $291,300, which will expire in the years 2011 through 2013, and an NOL carryforward for California purposes of $301,975, which will expire in 2004.

   Pursuant to Section 382 of the Internal Revenue Code, use of the Company's net operating loss carryforwards may be limited if the Company experiences a cumulative change in ownership of greater than 50% in any three-year period. Ownership changes could impact the Company's ability to utilize net operating losses and credit carryforwards remaining at the ownership change date. The limitation will be determined by the fair market value of common stock outstanding prior to the ownership change, multiplied by the applicable federal rate.

8. STOCK OPTION PLAN

   On December 2, 1998, the Company adopted a stock option plan (the Plan) pursuant to which the Company's Board of Directors may grant stock options to officers and key employees. The Plan authorizes grants of options to purchase up to 2,999,606 shares of authorized but unissued common stock. Stock options are granted with an exercise price equal to the stock's fair market value at the date of grant. For participants who own shares representing more than 10% of the voting shares of the Company, stock options are granted with an exercise price equal to 110% of the stocks' fair market value at the date of grant. Stock options have a contractual life of 10 years. Shares vest on a pro rata basis and become fully exercisable from 18 to 60 months from the date of grant.

PRIMAL SYSTEMS, INC.

--------------------------------------------------------------------------------

   At December 31, 1998, there were 644,413 shares available for grant under the Plan. The per share fair value of stock options granted during 1998 was not significant on the date of grant using the Black-Scholes option-pricing model, with risk-free interest rates ranging from 4.45% to 4.52% and expected lives of one to five years and no volatility or dividends during the expected term.

   The Company applies APB No. 25 for its Plan and, accordingly, no compensation cost has been recognized for its stock options in the financial statements for those options where the fair market value approximates the exercise price. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's pro forma net loss would not have significantly differed from reported net loss.

                                                                    Weighted
                                                      Price of       average
                                       Options         option       exercise
                                     outstanding       grants         price
       BALANCE, December 31, 1997           -      $     -          $   -
         Granted                       2,355,193   $0.0133-$0.0151  $ 0.0150
                                       ---------

       BALANCE, December 31, 1998      2,355,193
                                       =========

   The following table summarizes information concerning outstanding and exercisable options:

                                                     Weighted
                                                      average       Weighted
       Range of                                      remaining       average
       exercise                        Options      contractual     exercise
        prices                       outstanding       life           price
       $0.0133                          312,500        9.91         $ 0.0133
       $0.0151                        2,042,693        9.91         $ 0.0151
                                      ---------

                                      2,355,193        9.91         $ 0.0150
                                      =========

   There were no options exercisable at December 31, 1998.

PRIMAL SYSTEMS, INC.

--------------------------------------------------------------------------------

9. SUBSEQUENT EVENTS

   On January 12, 1999, the maximum amount which could be drawn from Avery pursuant to the agreement (Note 5) was increased to $180,000, and again increased on February 4, 1999 to $1,000,000. The funds were drawn down as needed. At November 17, 1999, the Company had no amounts outstanding under the agreement. The amended agreement requires quarterly interest-only payments due commencing March 15, 1999 through February 15, 2001, when the entire unpaid principal balance and interest are due.

   On February 4, 1999, Corsair Communications, Inc. and its wholly owned subsidiary, Subscriber Computing, Inc., sold substantially all of the assets relating to Subscriber's Communication Resource Manager billing system and Intelligent Message Router to Wireless Billing Systems, a newly-formed and wholly owned subsidiary of Primal Systems, Inc. As consideration for the agreement, the Company paid Corsair $2,238,242 by issuing a note payable to Corsair for all of the purchase price. The terms of the note are 10% annual interest, five year amortization, and payment in full required in May 2001.

   In March 1999, the Company and a wholly owned subsidiary of Avery entered into a merger agreement. Pursuant to this agreement, Primal was purchased effective after the close of business on September 30, 1999. Accordingly, the accompanying financial statements do not include the effects of this acquisition. At the time of the merger, Avery issued 3,945,175 shares of Avery's convertible preferred stock in exchange for all of the issued and outstanding shares of Primal. Of this amount, 2,000,000 shares were held in escrow, to be issued to Primal's shareholders based upon the operating performance of Primal, as defined. Upon the meeting of certain operating performance thresholds by Primal, the Primal shareholders may receive up to a maximum of 4,000,000 additional shares of Avery convertible preferred stock as additional consideration for the merger. In addition, upon Primal's satisfaction of certain operating performance levels during this period, certain shareholders of Primal will have the right in September through October 2000 to require Avery to repurchase up to 1,550,000 shares of Avery common stock issued upon the conversion of Avery preferred stock received in the merger for the purchase price of $2.50 per share.

                                  * * * * * *

(b)  Pro Forma Financial Information.

   The unaudited pro forma condensed balance sheet of Avery Communications, Inc. ("Avery" or the "Company") and Primal Systems, Inc. ("Primal") as of September 30, 1999, reflects this acquisition as if it had occurred on September 30, 1999 and includes the issuance of 3,945,175 shares of convertible preferred stock to Primal shareholders. The 3,945,175 shares include 2,000,000 shares which will be held in escrow and will be issued to Primal shareholders based upon the operating performance of Primal and Primal's wholly owned subsidiary, Primal Billing Solutions, from August 1, 1999 through July 31, 2000. Management has included these shares as outstanding on the pro forma financial statements as it appears likely that the July 31, 2000 operating performance thresholds will be met. The meeting of operating performance thresholds by Primal and Primal Billing Solutions in the future would result in the issuance of up to 4,000,000 additional shares of Avery convertible preferred stock. This additional consideration would result in incremental adjustments to goodwill and equity. The acquisition has been accounted for using the purchase method of accounting. The purchase price allocation is preliminary and subject to change pending receipt of additional valuation information.

   The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1998 and the nine months ended September 30, 1999 reflect the acquisition as if it had occurred on January 1, 1998.

   The unaudited pro forma condensed consolidated balance sheet and statements of operations should be read in conjunction with the separate historical financial statements of the Company and Primal, and related notes appearing elsewhere in this document. The pro forma financial information is not necessarily indicative of the results that would have been reported had such events actually occurred on the dates specified, nor is it necessarily indicative of the future results of the combined entities.

                  AVERY COMMUNICATIONS, INC. AND SUBSIDIARIES
          PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                              September 30, 1999

                                                         ---------------------  ---------------   -------------     ------------
                                                                Avery              Primal          Pro-Forma
                                                          Communications, Inc.   Systems, Inc.     Adjustments        Pro-Forma
                                                         ---------------------  ---------------   -------------     ------------
                                                              ASSETS

 Current assets
    Cash and cash equivalents                             $          2,199,089   $     401,081     $                $  2,600,170
    Trade accounts receivable, net                                     935,230       2,041,509                         2,976,739
    Other receivables                                                  230,711         382,247        (355,883) D        257,075
    Advance payments receivables                                     6,192,092               -                         6,192,092
    Other current assets                                               143,868         188,822                           332,690
                                                          --------------------   -------------     -----------      ------------
         Total current assets                                        9,700,990       3,013,659        (355,883)       12,358,766
                                                          --------------------   -------------     -----------      ------------
    Property, plant, equipment, capitalized software, net              949,856       1,310,851                         2,260,707
    Other assets                                                       436,387             647                           437,034
    LEC contracts                                                       97,897               -                            97,897
    Acquisition costs, net                                             266,874               -         (16,033) D        250,841
    Deposits                                                           531,902          41,153                           573,055
    Goodwill, net                                                    2,785,633               -       4,424,246  A      7,209,879
                                                          --------------------   -------------     -----------      ------------
Total assets                                              $         14,769,539   $   4,366,310     $ 4,052,330      $ 23,188,179
                                                          ====================   =============     ===========      ============

                                          LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

 Current liabilities
    Current portion of capital lease obligations          $                  -   $      37,047     $                $     37,047
    Trade accounts payable                                           4,471,705         165,474        (121,916) D      4,515,263
    Line of credit                                                       8,417               -                             8,417
    Note payable                                                       256,667         119,775        (250,000) D        126,442
    Accrued liabilities                                              2,812,859         558,467                         3,371,326
    Deferred income                                                          -       2,264,610                         2,264,610
    Holdback reserves                                                8,425,378               -                         8,425,378
                                                          --------------------   -------------     -----------      ------------
         Total current liabilities                                  15,975,026       3,145,373        (371,916)       18,748,483
                                                          --------------------   -------------     -----------      ------------
 Long-term liabilities
    Notes payable                                                      323,125       2,116,542                         2,439,667
    Capital lease obligations, net of
      current portion                                                        -          76,613                            76,613
                                                          --------------------   -------------     -----------      ------------
         Total long-term liabilities                                   323,125       2,193,155               -         2,516,280
                                                          --------------------   -------------     -----------      ------------
 Stockholders' equity (deficit)
    Preferred stock                                                     27,100               -                            27,100
    Primal preferred series                                                                             39,452  B         39,452
    Treasury stock                                                  (1,981,999)              -                        (1,981,999)
    Common stock                                                        98,039          76,899         (76,899) C         98,039
    Additional paid-in capital                                       8,165,091                                        11,577,667
                                                                                                     3,412,576  B
    Accumulated earnings (deficit)                                  (7,836,843)     (1,049,117)      1,049,117  C     (7,836,843)
                                                          --------------------   -------------     -----------      ------------
         Total stockholders' equity (deficit)                       (1,528,612)       (972,218)      4,424,246         1,923,416
                                                          --------------------   -------------     -----------      ------------
 Total liabilities and stockholder's
   equity (deficit)                                       $         14,769,539   $   4,366,310     $ 4,052,330      $ 23,188,179
                                                          ====================   =============     ===========      ============

                  AVERY COMMUNICATIONS, INC. AND SUBSIDIARIES
     PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                     NINE MONTHS ENDING SEPTEMBER 30, 1999

                                                     --------------------    -------------     -----------    -------------
                                                           Avery                Primal          Pro-Forma
                                                     Communications, Inc.    Systems, Inc.     Adjustments      Pro-Forma
                                                     --------------------    -------------     -----------    -------------
Revenues                                             $         16,335,812    $   6,591,398     $              $  22,927,210
Cost of revenues                                               12,158,093        2,305,266                       14,463,359
                                                     --------------------    -------------     -----------    -------------
         Gross profit                                           4,177,719        4,286,132                        8,463,851

    Operating expenses                                          3,960,174        3,087,270         474,030 E      7,548,348
                                                                                                    26,874 E
    Product development                                                 -        1,799,438                        1,799,438
    Advance funding program income                               (452,273)               -                         (452,273)
    Advance funding program costs                                 192,772                -                          192,772
                                                     --------------------    -------------     -----------    -------------

    Income from operations                                        477,046         (600,576)       (500,904)        (624,434)
    Interest expense                                             (254,041)        (105,050)          5,000 F       (354,091)
    Warrant buy back                                             (321,736)               -                         (321,736)
    Other income                                                  100,728           23,642          (5,000)F        119,370
                                                     --------------------    -------------     -----------    -------------

         Income (loss) before income tax provision                  1,997         (681,984)       (500,904)      (1,180,891)
         Income tax provision                                           -              800                              800
                                                     --------------------    -------------     -----------    -------------

Net income (loss)                                    $              1,997    $    (682,784)    $  (500,904)   $  (1,181,691)
                                                     ====================    =============     ===========    =============

Loss attributable to common stock                    $           (212,403)                                    $  (1,396,091)
                                                     ====================                                     =============
Per share data
    Basic loss per share                             $              (0.02)                                    $       (0.16)
    Diluted loss per share                           $              (0.02)                                    $       (0.16)
Weighted average number of common shares:
    Basic common shares                                         8,657,582                                         8,657,582
    Diluted common shares                                       8,657,582                                         8,657,582

                  AVERY COMMUNICATIONS, INC. AND SUBSIDIARIES
     PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                         YEAR ENDED DECEMBER 31, 1998


                                                           ---------------    ------------    -----------      --------------
                                                                Avery
                                                           Communications,       Primal        Pro-Forma
                                                                 Inc.         Systems,Inc.    Adjustments         Pro-Forma
                                                           ---------------    ------------    -----------      --------------
Total revenues                                             $    19,633,576    $  1,458,924    $                $   21,092,500
Cost of revenues                                                13,043,784         782,509                         13,826,293
                                                           ---------------    ------------    -----------      --------------
         Gross profit                                            6,589,792         676,415                          7,266,207

Operating expenses                                               3,842,196         910,990         35,832  E        5,421,058
                                                                                                  632,040  E
Charge in connection with terminated customers                   4,271,394               -                          4,271,394
Advance funding program income                                  (1,417,528)              -                         (1,417,528)
Advance funding program costs                                      726,354               -                            726,354
                                                           ---------------    ------------    -----------      --------------
Income (loss) from operations                                     (832,624)       (234,575)      (667,872)         (1,735,071)
Other income (expense)
     Interest expense                                             (686,705)        (31,461)                          (718,166)
     Other income                                                  309,441             357                            309,798
     Offering and Acquisition Costs                               (113,590)              -                           (113,590)
                                                           ---------------    ------------    -----------      --------------
         Income (loss) before income tax provision              (1,323,478)       (265,679)      (667,872)         (2,257,029)
         Income tax provision                                            -             800                                800
                                                           ---------------    ------------    -----------      --------------
Net income (loss)                                          $    (1,323,478)   $   (266,479)   $  (667,872)     $   (2,257,829)
                                                           ===============    ============    ===========      ==============
Loss attributable to common stock                          $    (1,662,060)                                    $   (2,596,411)
                                                           ===============                                     ==============
Per Share Data
     Basic loss per share                                  $         (0.19)                                    $        (0.30)
     Diluted loss per share                                $         (0.19)                                    $        (0.30)
Weighted average number of common shares:
     Basic common shares                                         8,541,575                                          8,541,575
     Diluted common shares                                       8,541,575                                          8,541,575

Notes to Pro Forma Financial Statements

1. Pro Forma Condensed Consolidated Balance Sheet

   For purposes of determining the pro forma effect of the Primal acquisition, the pro forma adjustments described below have been made on the unaudited historical consolidated balance sheet of the Company and Primal. The Company, in connection with the purchase of Primal Systems, Inc. (Primal), issued 3,945,175 shares of its Convertible Preferred Stock at the market price of its common stock at September 30, 1999 of $0.875 per share.

(A) Goodwill, net
    a.     Excess of consideration given for the                                          $4,424,246
           acquisition of Primal over the net assets
           acquired

(B) Primal Preferred Series
    a.     To record the par value of 3,945,175 shares                                    $   39,452
           at $0.01 per share
    b.     To record the excess of amount provided over                                   $3,412,576
           the par value of the preferred stock issued

(C) Acquired Deficit
    a.     To eliminate Primal deficit acquired
           i.  Common Stock                                                               $  (76,899)
           iii. Accumulated Deficit                                                        $1,049,117

(D) Eliminate Intercompany Items
    a.     i.  Notes Payable - Current                                                    $ (250,000)
           iv. Acquisition Costs                                                          $  (16,033)
           v.  Accounts Payable                                                           $ (121,916)
           v.  Other Assets                                                               $ (355,883)

2. Pro Forma Condensed Consolidated Statements of Operations

   For purposes of determining the pro forma effect of the Primal acquisition, the pro forma adjustments described below have been made on the unaudited historical consolidated statements of operations of the Company and Primal for the nine month period ended September 30, 1999, and to the audited historical consolidated Statements of Operations of the Company and Primal for the year ended December 31, 1998 as if the acquisition had occurred as of January 1, 1998.

                                                  Year ended            Nine months ended
                                               December 31, 1998        September 30, 1999
                                            -----------------------  ------------------------
(E) Amortization
      Pro forma amortization of goodwill
      is calculated using the
      straight-line method over an
      estimated useful life of 7 years
      a.    Increase in amortization of
            goodwill due to additional
            goodwill recorded in
            connection with the
            acquisition of Primal                          $632,040                  $474,030
      Pro forma amortization of costs
      accumulated relating to the
      acquisition of Primal using the
      straight-line method over an
      estimated useful life of 7 years
      a.    Increase in amortization of
            acquisition costs due to
            completion of the Primal
            acquisition                                    $ 35,832                  $ 26,874

(F) Intercompany Eliminations
      a.    To eliminate interest expense
            charged to Primal by Avery                     $    -0-                  $  5,000

(c) Exhibits

     2.1 Primal Merger Agreement (filed as Exhibit 2.5 to Avery's Registration Statement on Form SB-2 (Registration No. 333-65133) and incorporated by reference herein)

     2.2 Amendment No. 1 to the Primal merger Agreement (filed as Exhibit 2.6 to Avery's Registration Statement on Form SB-2 (Registration No. 333-65133) and incorporated by reference herein)

     2.3 Amendment No. 2 to the Primal Merger Agreement (filed as Exhibit 2.1 to Avery's Current Report on Form 8-K, dated September 27, 1999, and incorporated by reference herein)

   99.1*    Press release announcing the closing of the Primal Systems, Inc.
            merger

________________

* Previously filed.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    AVERY COMMUNICATIONS, INC.

Date: December 13, 1999             By: /s/ Scot McCormick
                                    ------------------------------------------
                                    Scot McCormick
                                    Vice President and Chief Financial Officer

                                 EXHIBIT INDEX


Exhibit                                                                   Page
Number                 Description of Document                           Number
------                 -----------------------                           ------

2.1           Primal Merger Agreement (filed as Exhibit 2.5
              to Avery's Registration Statement on Form SB-2
              (Registration No. 333-65133) and incorporated by reference herein)

2.2 Amendment No. 1 to the Primal Merger Agreement (filed as Exhibit 2.6 to Avery's Registration Statement on Form SB-2 (Registration No. 333-65133) and incorporated by reference herein)

2.3           Amendment No.2 to the Primal Merger Agreement (filed as
              Exhibit 2.1 to Avery's Current Report on Form 8-K, dated September 27, 1999, and incorporated by reference herein)

99.1*         Press release announcing the closing of the Primal Systems, Inc.
              merger

________________________

* Previously filed.